UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 14, 2005, the Company completed a private placement of $125 million trust preferred securities. The trust preferred securities were issued by a newly formed, wholly owned subsidiary formed as a Delaware statutory trust, CapitalSource Trust Preferred Securities 2005-2. The trust preferred securities bear interest at a fixed rate equal to 6.823% per annum through the interest payment date on January 30, 2011 and thereafter at a floating interest rate equal to 90-day LIBOR plus 195 basis points, resetting quarterly. The trust preferred securities mature on January 30, 2036 and may be called at par by the Company any time after January 30, 2011. Copies of the material agreements are expected to be filed as exhibits to the Company’s 2005 Annual Report on Form 10-K when filed in the first quarter of 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 20, 2005	/s/ Steven A. Museles

Steven A. Museles
Senior Vice President, Chief Legal Officer and Secretary